NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Fourth Quarter and Full Year 2022 Results

•Fourth quarter and full year GAAP EPS from continuing operations of $(0.19) and $0.90

•Fourth quarter and full year adjusted EPS from continuing operations of $0.39 and $2.69 exceeds prior guidance of $0.29 and $2.60 due to better-than-expected orders for personal protection products from Avient Protective Materials (“APM”) and cost reductions

•On a pro forma basis, fourth quarter and full year adjusted EPS of $0.42 and $3.04 exceeded prior guidance of $0.33 and $2.95, respectively

•Strong working capital performance to finish the year resulted in cash flow from operations of approximately $400 million for 2022; full year free cash flow of approximately $290 million

•Paid down additional $200 million of debt for a year-end net debt-to-adjusted EBITDA of 2.9x which improved from prior projections

•Earned fourth Great Place to Work® certification, achieving the highest employee engagement scores in the history of the company

CLEVELAND – February 15, 2023 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable solutions, today announced its fourth quarter and full year results for 2022. Fourth quarter and full year GAAP earnings per share (EPS) from continuing operations were $(0.19) and $0.90, respectively.

The company noted that GAAP EPS includes special items (Attachment 3) and intangible amortization expense (Attachment 1). Special items for the fourth quarter of 2022 had a $(0.42) impact on EPS and included acquisition-related costs that primarily consist of inventory step-up adjustments, restructuring costs, debt extinguishment costs, and a pension market-to-market adjustment.

On a pro forma basis, fourth quarter and full year adjusted EPS were $0.42 and $3.04, respectively, which excludes special items and intangible amortization expense, exceeding previous guidance of $0.33 and $2.95.

“Orders in Europe and Asia were slightly better than expected at the end of the year. In addition, demand for composites including Dyneema applications for personal protection were also higher,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation. “Combined with better margins, our adjusted EPS for the quarter exceeded our projections by $0.09."

“That being said, versus the prior year, global demand conditions and inventory destocking negatively impacted nearly every industry and region during the quarter,” Mr. Patterson added. “We focused on controlling costs and reducing working capital, generating an additional $90 million of free cash flow above our previous projections. We used the incremental cash to pay down debt in December and ended the year with net debt to adjusted EBITDA leverage of 2.9x, below prior guidance of 3.1x.”

“I’m incredibly proud of the two transformational portfolio enhancements completed during 2022,” Mr. Patterson said. “We bolstered our composites business with the acquisition of APM and divested our Distribution segment. We then paid down $950 million of debt, providing us a strong balance sheet to navigate through this period of macro-economic uncertainty.”

$3.15B
$2.40B
$2.20B
2023 Notes
2025 Notes
2026 Term Loan
2029 Term Loan
2030 Notes
$600
$650
$600
$575
$725
$650
$525
$500
$725
$650
$425
$400
$725
After Avient Protective Materials Acquisition
After Distribution Divestiture
Year-End
Year-End Leverage
3.8x
3.1x
2.9x

“We have never wavered from our goal of becoming a specialty formulator. We have overhauled our portfolio by divesting more cyclical, less specialized businesses and made significant investments in innovation, composites, sustainable solutions and our Great Place to Work® culture,” Mr. Patterson continued. “Through these investments, we have significantly increased the overall earnings and margin profile of the company, which will lead to long-term value creation.”

2023 Outlook

“As we begin 2023, we remain focused on executing our strategy, including integrating the APM business and being prudent and proactive in optimizing our cost structure,” said Jamie A. Beggs, Senior Vice President and Chief Financial Officer. “This includes restructuring actions to accelerate the remaining synergies associated with the Clariant Color acquisition, particularly in Europe.”

Ms. Beggs continued, “In the first quarter, we expect to experience similar demand conditions as in the fourth quarter of 2022, driven by negative consumer sentiment, rising interest rates and a slow restart of China. We do expect conditions to improve in the second half of the year driven by performance in our key growth drivers, particularly sustainable solutions and composites. Given these factors we anticipate full-year sales of $3.45 billion, adjusted EBITDA of $530 million and adjusted EPS of $2.40.”

Avient will provide additional details on its 2022 fourth quarter and full year performance and 2023 outlook during its webcast scheduled for 8:00 a.m. Eastern Time on February 15, 2023.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include adjusted EPS, adjusted operating income, adjusted gross margin and adjusted EBITDA. Avient's chief operating decision maker uses this financial measure to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS and adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

To access Avient’s news library online, please visit www.avient.com/news

Pro Forma for Acquisition of Avient Protective Materials business (APM)

On September 1, 2022, the company acquired DSM’s Protective Materials business, the foundation of which is the renowned technology and globally admired brand of Dyneema®, the World’s Strongest Fiber™. This business is referred to as Avient Protective Materials “APM”.

Comparisons to prior year fourth quarter and full year financial results herein are presented on a pro forma basis such that the prior periods include the business results of APM. Management believes this provides better comparability of the performance of the combined businesses. Refer to Attachment 7 Reconciliation of Non-GAAP Financial Measures for details regarding adjustments to previously reported results to arrive to the pro forma financial metrics.

Webcast Details

Avient will host a webcast on Wednesday, February 15, 2023 at 8:00 a.m. EST. The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in numbers and a personal PIN, which are required to access the conference call. The question and answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

About Avient

Avient Corporation (NYSE: AVNT) provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Dyneema®, the world’s strongest fiber™, enables unmatched levels of performance and protection for end-use applications, including ballistic personal protection, marine and sustainable infrastructure and outdoor sports
•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit www.avient.com/.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows including, without limitation, any supply chain and logistics issues; changes in laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to achieve strategic objectives and successfully integrate acquisitions, including Avient Protective Materials; an inability to raise or sustain prices for products or services; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

# # #

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Sales	$790.4	$807.1	$3,396.9	$3,315.5
Operating Income	0.4	50.2	243.3	279.7
Net (loss) income from continuing operations attributable to Avient shareholders	(17.0)	11.2	82.8	151.8
Diluted (loss) earnings per share from continuing operations attributable to Avient shareholders	$(0.19)	$0.12	$0.90	$1.65

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items and Attachment 7 for a summary of pro forma adjustments associated with the APM Acquisition.

	Three Months Ended December 31,
	2022		2021
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net (loss) income from continuing operations attributable to Avient shareholders	$(17.0)	$(0.19)	$11.2	$0.12
Special items, after tax (Attachment 3)	38.3	0.42	23.9	0.26
Amortization expense, after-tax	14.6	0.16	11.3	0.12
Adjusted net income / EPS	$35.9	$0.39	$46.4	$0.50
(1) Per share amounts may not recalculate from figures presented herein due to rounding

	Year Ended December 31,
	2022		2021
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net income from continuing operations attributable to Avient shareholders	$82.8	$0.90	$151.8	$1.65
Special items, after tax (Attachment 3)	116.2	1.26	50.0	0.54
Amortization expense, after-tax	49.0	0.53	44.9	0.49
Adjusted net income / EPS	$248.0	$2.69	$246.7	$2.68

(1) Per share amounts may not recalculate from figures presented herein due to rounding

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Sales	$790.4	$807.1	$3,396.9	$3,315.5
Cost of sales	618.4	590.5	2,514.2	2,371.7
Gross margin	172.0	216.6	882.7	943.8
Selling and administrative expense	171.6	166.4	639.4	664.1
Operating income	0.4	50.2	243.3	279.7
Interest expense, net	(49.4)	(17.5)	(119.8)	(75.2)
Other expense, net	(28.4)	(5.3)	(59.7)	(1.0)
(Loss) income from continuing operations before income taxes	(77.4)	27.4	63.8	203.5
Income tax benefit (expense)	60.8	(17.1)	19.3	(51.9)
Net (loss) income from continuing operations	(16.6)	10.3	83.1	151.6
Income from discontinued operations, net of income taxes	561.5	18.7	620.3	79.0
Net income	544.9	29.0	703.4	230.6
Net (income) loss attributable to noncontrolling interests	(0.4)	0.9	(0.3)	0.2
Net income attributable to Avient common shareholders	$544.5	$29.9	$703.1	$230.8

Earnings per share attributable to Avient common shareholders - Basic:
Continuing operations	$(0.19)	$0.12	$0.91	$1.66
Discontinued operations	6.17	0.21	6.80	0.87
Total	$5.98	$0.33	$7.71	$2.53

Earnings per share attributable to Avient common shareholders - Diluted:
Continuing operations	$(0.19)	$0.12	$0.90	$1.65
Discontinued operations	6.17	0.20	6.73	0.86
Total	$5.98	$0.32	$7.63	$2.51

Cash dividends declared per share of common stock	$0.2475	$0.2375	$0.9600	$0.8750

Weighted-average shares used to compute earnings per common share:
Basic	91.0	91.5	91.2	91.4
Diluted	91.0	92.4	92.2	92.1

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of sales:
Restructuring costs, including accelerated depreciation	$(21.3)	$(6.0)	$(31.1)	$(14.6)
Environmental remediation costs	(0.4)	(0.5)	(24.2)	(22.9)
Reimbursement of previously incurred environmental costs	—	—	8.3	4.5
Acquisition related costs	(23.8)	0.6	(34.1)	(0.6)
Impact on cost of sales	(45.5)	(5.9)	(81.1)	(33.6)

Selling and administrative expense:
Restructuring, legal and other	(8.3)	(4.2)	(8.3)	(5.9)
Acquisition related costs	(6.1)	(1.1)	(19.3)	(8.3)
Impact on selling and administrative expense	(14.4)	(5.3)	(27.6)	(14.2)

Impact on operating income	(59.9)	(11.2)	(108.7)	(47.8)

Interest expense, net - committed financing and debt extinguishment	(16.0)	—	(26.0)	—

Mark-to-market on derivatives	—	—	(30.9)	—
Pension and post retirement mark-to-market adjustment and other	(28.4)	(9.3)	(28.4)	(9.3)
Impact on Other expense, net	(28.4)	(9.3)	(59.3)	(9.3)

Impact on income from continuing operations before income taxes	(104.3)	(20.5)	(194.0)	(57.1)
Income tax benefit benefit/(expense) on above special items	26.8	4.1	49.4	13.0
Tax adjustments(2)	39.2	(7.5)	28.4	(5.9)
Impact of special items on net income from continuing operations	$(38.3)	$(23.9)	$(116.2)	$(50.0)

Diluted earnings per common share impact	$(0.42)	$(0.26)	$(1.26)	$(0.54)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.7	92.4	92.2	92.1

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from non-recurring income tax items, adjustments to uncertain tax position reserves and deferred income tax valuation allowances.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	Year Ended December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$641.1	$601.2
Accounts receivable, net	440.6	439.9
Inventories, net	372.7	305.8
Current assets held for sale	—	360.2
Other current assets	115.3	119.9
Total current assets	1,569.7	1,827.0
Property, net	1,049.2	672.3
Goodwill	1,671.9	1,284.8
Intangible assets, net	1,597.6	925.2
Operating lease assets, net	60.4	58.2
Non-current assets held for sale	—	22.0
Other non-current assets	136.2	207.7
Total assets	$6,085.0	$4,997.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$2.2	$8.6
Accounts payable	454.4	429.5
Current operating lease obligations	17.0	21.1
Current liabilities held for sale	—	141.3
Accrued expenses and other current liabilities	395.8	340.2
Total current liabilities	869.4	940.7
Non-current liabilities:
Long-term debt	2,176.7	1,850.3
Pension and other post-retirement benefits	67.2	99.9
Deferred income taxes	342.5	100.6
Non-current operating lease obligations	40.9	37.3
Non-current liabilities held for sale	—	13.1
Other non-current liabilities	235.5	164.8
Total non-current liabilities	2,862.8	2,266.0
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	2,334.5	1,774.7
Noncontrolling interest	18.3	15.8
Total equity	2,352.8	1,790.5
Total liabilities and equity	$6,085.0	$4,997.2

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2022	2021
Operating activities
Net income	$703.4	$230.6
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of business, net of tax expense	(550.1)	—
Depreciation and amortization	157.6	144.2
Accelerated depreciation	5.5	1.7
Amortization of inventory step-up	34.4	1.5
Deferred income tax expense (benefit)	0.5	(27.3)
Share-based compensation expense	13.2	11.2
Changes in assets and liabilities, net of the effect of acquisitions:
Decrease (increase) in accounts receivable	32.6	(143.1)
Decrease (increase) in inventories	14.0	(141.0)
Increase in accounts payable	10.7	95.3
Increase (decrease) in pension and other post-retirement benefits	7.1	(10.9)
Taxes paid on gain on divestiture	(2.8)	—
(Decrease) increase in accrued expenses and other assets and liabilities, net	(27.7)	71.6
Net cash provided by operating activities	398.4	233.8
Investing activities
Capital expenditures	(105.5)	(100.6)
Business acquisitions, net of cash acquired	(1,426.1)	(47.6)
Settlement of foreign exchange derivatives	93.3	—
Proceeds from divestiture	928.2	—
Other investing activities	6.1	(2.0)
Net cash used by investing activities	(504.0)	(150.2)
Financing activities
Debt offering proceeds	1,300.0	—
Purchase of common shares for treasury	(36.4)	(4.2)
Cash dividends paid	(86.8)	(77.7)
Repayment of long-term debt	(956.8)	(18.5)
Payments on withholding tax on share awards	(4.3)	(10.7)
Debt financing costs	(49.3)	—
Other financing activities	—	(3.5)
Net cash provided (used) by financing activities	166.4	(114.6)
Effect of exchange rate changes on cash	(20.9)	(17.3)
Increase (decrease) in cash and cash equivalents	39.9	(48.3)
Cash and cash equivalents at beginning of year	601.2	649.5
Cash and cash equivalents at end of year	$641.1	$601.2

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Sales:
Color, Additives and Inks	$490.8	$581.3	$2,355.0	$2,401.6
Specialty Engineered Materials	300.8	226.3	1,044.4	911.6
Corporate	(1.2)	(0.5)	(2.5)	2.3
Sales	$790.4	$807.1	$3,396.9	$3,315.5

Gross margin:
Color, Additives and Inks	$134.5	$164.5	$681.3	$727.5
Specialty Engineered Materials	82.4	58.3	283.7	250.9
Corporate	(44.9)	(6.2)	(82.3)	(34.6)
Gross margin	$172.0	$216.6	$882.7	$943.8

Selling and administrative expense:
Color, Additives and Inks	$90.2	$103.3	$380.3	$424.4
Specialty Engineered Materials	47.2	31.2	143.6	125.4
Corporate	34.2	31.9	115.5	114.3
Selling and administrative expense	$171.6	$166.4	$639.4	$664.1

Operating income:
Color, Additives and Inks	$44.3	$61.2	$301.0	$303.1
Specialty Engineered Materials	35.2	27.1	140.1	125.5
Corporate	(79.1)	(38.1)	(197.8)	(148.9)
Operating income	$0.4	$50.2	$243.3	$279.7

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2022	2021	2022	2021

Sales	$790.4	$807.1	$3,396.9	$3,315.5

Gross margin - GAAP	172.0	216.6	882.7	943.8
Special items in gross margin (Attachment 3)	45.5	5.9	81.1	33.6
Adjusted Gross margin	$217.5	$222.5	$963.8	$977.4

Adjusted Gross margin as a percent of sales	27.5%	27.6%	28.4%	29.5%

Operating income - GAAP	0.4	50.2	243.3	279.7
Special items in operating income (Attachment 3)	59.9	11.2	108.7	47.8
Adjusted Operating income	$60.3	$61.4	$352.0	$327.5

Adjusted Operating income as a percent of sales	7.6%	7.6%	10.4%	9.9%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended December 31,
	2022			2021
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

(Loss) income from continuing operations before income taxes	$(77.4)	$104.3	$26.9	$27.4	$20.5	$47.9

Income tax benefit (expense) - GAAP	60.8	—	60.8	(17.1)	—	(17.1)
Income tax impact of special items (Attachment 3)	—	(26.8)	(26.8)	—	(4.1)	(4.1)
Tax adjustments (Attachment 3)	—	(39.2)	(39.2)	—	7.5	7.5
Income tax benefit (expense)	$60.8	$(66.0)	$(5.2)	$(17.1)	$3.4	$(13.7)

Effective Tax Rate(1)	78.5%		19.6%	62.4%		28.6%
(1) Rates may not recalculate from figures presented herein due to rounding

	Year Ended December 31,
	2022			2021
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$63.8	$194.0	$257.8	$203.5	$57.1	$260.6

Income tax benefit (expense) - GAAP	19.3	—	19.3	(51.9)	—	(51.9)
Income tax impact of special items (Attachment 3)	—	(49.4)	(49.4)	—	(13.0)	(13.0)
Tax adjustments (Attachment 3)	—	(28.4)	(28.4)	—	5.9	5.9
Income tax expense	$19.3	$(77.8)	$(58.5)	$(51.9)	$(7.1)	$(59.0)

Effective Tax Rate(1)	(30.2)%		22.7%	25.5%		22.7%
(1) Rates may not recalculate from figures presented herein due to rounding

	Three Months Ended	Year Ended
Reconciliation of Pro Forma Adjusted Earnings per Share	December 31, 2022
Net (loss) income from continuing operations attributable to Avient shareholders	$(17.0)	$82.8
Special items, after tax (Attachment 3)	38.3	116.2
Amortization expense, after-tax (Attachment 1)	14.6	49.0
Adjusted net income from continuing operations excluding special items	35.9	248.0
APM pro forma adjustments to net income from continuing operations*	2.5	13.6
APM amortization expense, after tax*	—	19.1
Pro forma adjusted net income from continuing operations attributable to Avient shareholders	$38.4	$280.7

Weighted average diluted shares	91.7	92.2

Pro forma adjusted EPS - excluding special items	$0.42	$3.04
* Pro forma adjustment for January - August 2022 APM results (period before Avient ownership) including the impacts of debt financing and prepayments on net income from continuing operations.

Reconciliation of Pro Forma Net Debt	December 31, 2022
Short-term and current portion of long term debt	$2.2
Total long-term debt, net	2,176.7
Unamortized discount and debt issuance cost	37.4
Total debt	$2,216.3
Cash	(641.1)
Net taxes due from sale of business	105.0
Adjusted cash	$(536.1)

Net debt	$1,680.2

Free Cash Flow Calculation	December 31, 2022
Cash provided by operating activities	398.4
Capital expenditures	(105.5)
Free cash flow	$292.9

Reconciliation to EBITDA and Adjusted EBITDA	Year Ended December 31, 2022
Net (loss) income from continuing operations – GAAP	$83.1
Income tax (benefit) expense	(19.3)
Interest expense	119.8
Depreciation and amortization from continuing operations	162.5
EBITDA	$346.1
Special items, before income tax	194.0
Interest expense included in special items	(26.0)
Depreciation and amortization included in special items	(5.5)
APM pro forma adjustments - 8 months 2022*	83.1
Adjusted EBITDA	$591.7
* Pro forma adjustment for January - August 2022 APM results (period before Avient ownership).